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                                                               EXHIBIT 3.5



                        CERTIFICATE OF INCORPORATION

                                     OF

                               MINSERCO, INC.



     1. The name of the corporation is

                                 MINSERCO, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

    5A.  The name and mailing address of each incorporator is as follows:

         NAME                   MAILING ADDRESS

         V. A. Brookens         Corporation Trust Center
                                1209 Orange Street
                                Wilmington, Delaware  19801

         J. L. Austin           Corporation Trust Center
                                1209 Orange Street
                                Wilmington, Delaware  19801

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                  M. C. Kinnamon         Corporation Trust Center
                                         1209 Orange Street
                                         Wilmington, Delaware  19801

     5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


                  NAME                   MAILING ADDRESS

                  William B. Winter      1100 Milwaukee Avenue
                                         South Milwaukee, WI 53172

                  Ray G. Olander         1100 Milwaukee Avenue
                                         South Milwaukee, WI 53172

                  Norris K. Ekstrom      1100 Milwaukee Avenue
                                         South Milwaukee, WI 53172


     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the

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by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of January, 1988.


                                                            V. A. Brookens
                                                            -------------------
                                                            V. A. Brookens

                                                            J. L. Austin
                                                            -------------------
                                                            J. L. Austin

                                                            M. C. Kinnamon
                                                            -------------------
                                                            M. C. Kinnamon


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                              Received for Record

                            January 13th, A.D. 1988.

                          William M. Honey, Recorder.



STATE OF DELAWARE  :
                          SS.:
NEW CASTLE COUNTY  :



                      Recorded in the Recorder's Office at
                        Wilmington, Vol.  Page &c., the
                        13th day of January, A. D. 1988.

                       Witness my hand and official seal.

                           William M. Honey Recorder.

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